Exhibit 16.1

February 22, 2016

Securities and Exchange Commission
100 F. Street
Washington, DC 20549 - 7561

Re: Galileo Life Sciences, Inc.
Commission File No. 333-168983

We have read the statements that we understand Galileo Life Sciences, Inc. will include under Item 4.01 of the Form 8-K report dated February 22, 2016 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

Cutler & Co., LLC
Wheat Ridge, formerly Arvada, Colorado